                                     EXHIBIT 10.1


                                 FIRST AMENDMENT TO
                   SERIES A PREFERRED SECURITIES PURCHASE AGREEMENT

                              DATED AS OF APRIL 13, 1999

                                        AMONG

                   SECURITY CAPITAL PREFERRED GROWTH INCORPORATED,

                               PRIME GROUP REALTY TRUST

                                         AND

                               PRIME GROUP REALTY, L.P.


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                                  TABLE OF CONTENTS

                                                                            PAGE

I.   INVESTOR'S REDEMPTION RIGHT.. . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Redemption Right.. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING
     PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1  Organization, Good Standing and Qualification. . . . . . . . . . .  2
     2.2  Power, Authority and Enforceability. . . . . . . . . . . . . . . .  3
     2.3  Compliance with Other Instruments. . . . . . . . . . . . . . . . .  3
     2.4  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  4
     2.5  Exchange Act Compliance. . . . . . . . . . . . . . . . . . . . . .  4
     2.6  No Material Adverse Changes. . . . . . . . . . . . . . . . . . . .  4
     2.7  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.8  Governmental Consent . . . . . . . . . . . . . . . . . . . . . . .  5
     2.9  No Violation of Purchase Agreement or Articles . . . . . . . . . .  5

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. . . . . . . . . . . . .  5
     3.1  Power, Authority and Enforceability. . . . . . . . . . . . . . . .  5
     3.2  Compliance with Other Instruments. . . . . . . . . . . . . . . . .  6

IV.  CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING . . . . . . . . . .  6
     4.1  Representations and Warranties . . . . . . . . . . . . . . . . . .  6
     4.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     4.3  Opinion of Company Counsel . . . . . . . . . . . . . . . . . . . .  6
     4.4  Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . .  7
     4.5  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.6  No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.7  Payment of Cash. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.8  Updating Resale Shelf. . . . . . . . . . . . . . . . . . . . . . .  7

V.   CONDITIONS OF THE COMPANY'S AND THE OPERATING PARTNERSHIP'S OBLIGATIONS
     AT THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.1  Representations and Warranties . . . . . . . . . . . . . . . . . .  8
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.3  No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.4  Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . .  8
     5.5  Legal Opinion of the Investor's Counsel. . . . . . . . . . . . . .  8

                                     i
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VI.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     6.1  Waiver of Compliance with Certain Covenants Contained in the
          Articles. . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .9
     6.2  No Public Disclosure . . . . . . . . . . . . . . . . . . . . . . . .9
     6.3  Fixed Charge Coverage Certificate. . . . . . . . . . . . . . . . . 10
     6.4  Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.5  Resale Shelf Filings . . . . . . . . . . . . . . . . . . . . . . . 10

VII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     7.1  Survival of Warranties . . . . . . . . . . . . . . . . . . . . . . 10
     7.2  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 11
     7.3  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     7.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     7.5  Venue; Submission to Jurisdiction. . . . . . . . . . . . . . . . . 11
     7.6  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.7  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . 12
     7.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.9  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.10 Effect on Articles and Purchase Agreement. . . . . . . . . . . . . 13
     7.11 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . 13
     7.12 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.13 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . 14
     7.14 Time of the Essence. . . . . . . . . . . . . . . . . . . . . . . . 14
     7.15 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 14

                                     ii
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                             FIRST AMENDMENT TO SERIES A
                       PREFERRED SECURITIES PURCHASE AGREEMENT

          This FIRST AMENDMENT TO SERIES A PREFERRED SECURITIES PURCHASE AGREEMENT (this "Agreement") by and among Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), and Security Capital Preferred Growth Incorporated, a Maryland corporation (the "Investor") is made as of the 13th day of April, 1999.

                                 W I T N E S S E T H

          WHEREAS, the Investor, pursuant to the Series A Preferred Securities Purchase Agreement, dated as of November 11, 1997, among the Company, the Operating Partnership and the Investor (the "Purchase Agreement"), is the beneficial owner and the owner of record of 2,000,000 shares of the Company's Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share (the "Series A Preferred Shares");

          WHEREAS, the Investor, the Company and the Operating Partnership wish to amend the Purchase Agreement in order to contractually alter the terms of the Series A Preferred Shares in accordance with the terms of this Agreement; and

          WHEREAS, the Investor, the Company and the Operating Partnership intend that this amendment qualifies as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

I.   INVESTOR'S REDEMPTION RIGHT.

     1.1  REDEMPTION RIGHT.

          (a) Investor shall have the right, any time after January 15, 2002 and prior to January 15, 2004, to require that the Company redeem any or all of the Investor's Series A Preferred Shares (the "Redemption Right") at a redemption price payable in cash in an amount equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Redemption Payment"), to the date of redemption (the "Redemption Date"), pursuant to a notice described in subsection (b) below (a "Redemption Notice"). A Redemption Notice may be given prior to January 15, 2002, but may not be given subsequent to September 16, 2003 (it being understood that no Redemption Date shall occur after January 15, 2004).

          (b) The Investor may exercise its Redemption Right by providing written notice to the Company stating (i) that the Investor is exercising its right to require the Company to redeem any or all of its Series A Preferred Shares then held by the Investor in cash pursuant to this


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Agreement, (ii) the date of redemption (which shall be a business day, no earlier than 120 days and no later than 150 days from the date such notice is delivered, and (iii) the number of Series A Preferred Shares that the Investor desires to have redeemed. On the Redemption Date, the Company will accept for payment the number of Series A Preferred Shares selected for redemption pursuant to the Redemption Notice and promptly pay to Investor by wire transfer of immediately available funds to the Investor payment in an amount equal to the Redemption Payment in respect of the number of Series A Preferred Shares selected for redemption. If the certificate(s) which are delivered represent more than the number of Series A Preferred Shares that are being selected for redemption, the Company shall promptly issue and deliver to the Investor a certificate or certificates in definitive form, registered in the name of the Investor, representing the number of Series A Preferred Shares, if any, which the Investor has not selected for redemption. The Investor may exercise its Redemption Right as many times as it desires during the two-year period by providing Redemption Notices; PROVIDED, that no Redemption Notice shall select fewer than 50,000 Series A Preferred Shares for redemption. Notwithstanding anything else herein, to the extent they are applicable to any Redemption Notice, the Company will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

     1.2 PAYMENT. The Company hereby agrees to pay the Investor $400,000 in immediately available funds on or before the Closing Date.

     1.3  CLOSING.

          (a) Upon the terms and subject to the satisfaction or waiver of all the conditions to closing set forth in this Agreement, the closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois or at such other location as may be agreed upon by the Company and the Investor (the "Closing"). The Closing shall take place at 3:00 p.m. Chicago time on April 13, 1999, or at such other time as may be agreed upon by the Company and the Investor (the "Closing Date").

          (b) At the Closing, the Company shall make a wire transfer of immediately available funds to the Investor's order in an amount equal to $400,000.

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING
     PARTNERSHIP.

          Each of the Company and the Operating Partnership represents and warrants, as of the date of this Agreement and as of the Closing Date, that:

     2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

          (a) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full real estate investment trust power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing
                                     2
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under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, prospects, properties, or financial or other condition of the Company, the Operating Partnership and their respective subsidiaries (collectively, the "Subsidiaries"), taken as a whole.

          (b) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties and conduct its business as now being conducted and has been duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

     2.2  POWER, AUTHORITY AND ENFORCEABILITY

          (a) Each of the Company and the Operating Partnership has all requisite real estate investment trust or partnership power and authority, and has taken all required trust or partnership action necessary, to execute, deliver and perform this Agreement. The Company has all requisite power and authority, and has taken all required action necessary, to authorize the granting of the Redemption Right and the payment of the $400,000 in immediately available funds as provided in this Agreement.

          (b) This Agreement has been duly executed and delivered by each of the Company and the Operating Partnership and constitutes the legal, valid and binding obligation of each of the Company and the Operating Partnership enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3  COMPLIANCE WITH OTHER INSTRUMENTS.

          The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby do not (i) result in a violation of the Company's Articles of Amendment and Restatement, as amended (the "Articles"), the Company's Amended and Restated Bylaws (the "Bylaws") or the Operating Partnership's Amended and Restated Agreement of Limited Partnership, as amended or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, the Operating

                                     3
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Partnership or any of the Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, the Operating Partnership or any of the Subsidiaries or by which any property or asset of the Company, the Operating Partnership or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the Company's or the Operating Partnership ability to perform their obligations under this Agreement).

     2.4  FINANCIAL STATEMENTS.

          The financial statements and supporting schedules included in the Company's periodic filings filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates specified and the consolidated results of their operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto and except as indicated in the Company's Form 8-K filed on March 31, 1999.

     2.5  EXCHANGE ACT COMPLIANCE.

          The Company has timely filed all documents required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. All such documents, when so filed, complied in form with such act in all material respects and did not, as of the date of their filing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.6  NO MATERIAL ADVERSE CHANGES.

          Since the date of the Company's Annual Report of Form 10-K for the year ended December 31, 1998 (the "10-K"), (i) there has been no change in the business, operations or financial condition, of the Company, the Operating Partnership or the Subsidiaries or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company, the Operating Partnership and the Subsidiaries, whether or not arising in the ordinary course of business, which has a Material Adverse Effect; and (ii) except for the transactions contemplated by this Agreement, there has been no transaction entered into by the Company, the Operating Partnership or any of the Subsidiaries other than transactions in the ordinary course of business or transactions which would, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as set forth on SCHEDULE 2.6, there have not been any changes in the Company's or the Operating Partnership's authorized capital or any material increases in the debt of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise; and (iv) there has been no actual or, to the knowledge of the Company or the Operating Partnership, threatened revocation of, or default under, any material contract to which the Company, the Operating Partnership or any of the Subsidiaries is a party, which could reasonably be expected to result in a Material Adverse Effect;
                                     4
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PROVIDED HOWEVER, that the Company makes no representation with respect to
Section 3.3.5(a)(i), or any related provision which is affected thereby, of the Articles.

     2.7  LITIGATION.

          Except as set forth in the 10-K, there is no action, suit or proceeding (whether or not purportedly on behalf of the Company, the Operating Partnership or any of the Subsidiaries) before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership or any of the Subsidiaries which, either alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially impair the Company's or the Operating Partnership's ability to perform its obligations under this Agreement.

     2.8  GOVERNMENTAL CONSENT.

          No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company or the Operating Partnership is required for the valid execution and delivery of this Agreement or performance hereunder or thereunder.

     2.9  NO VIOLATION OF PURCHASE AGREEMENT OR ARTICLES.

          There is not, and has not been since the date of the Purchase Agreement, any violation of or defaults, which have not since been cured, under the representations, warranties or covenants contained in the Purchase Agreement or the Articles, with respect to the Series A Preferred Shares, all of which violations and defaults, to the Company's knowledge, are listed on SCHEDULE 2.9; PROVIDED HOWEVER, that the Company makes no representation with respect to
Section 3.3.5(a)(i), or any related provision which is affected thereby, of the Articles.

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

          The Investor represents and warrants, as of the date of this Agreement and as of the Closing Date, that:

     3.1  POWER, AUTHORITY AND ENFORCEABILITY.

          (a) The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Maryland. The Investor has the requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          (b) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors'
                                     5
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rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.2  COMPLIANCE WITH OTHER INSTRUMENTS.

          The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the Investor's ability to perform its obligations under this Agreement).

IV.  CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING.

     The Investor's obligations at the Closing are subject to the satisfaction or waiver by the Investor on or before the Closing of each of the following conditions:

     4.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of each of the Company and the Operating Partnership contained in Article III shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     4.2  PERFORMANCE.

          Each of the Company and the Operating Partnership shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

     4.3  OPINION OF COMPANY COUNSEL.

          On the Closing Date, the Investor shall have received from each of Winston & Strawn and Miles & Stockbridge, counsel for the Company, an opinion substantially in the form attached as EXHIBIT A and an opinion confirming the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended in the form attached as EXHIBIT B. In rendering such opinion, Winston & Strawn may rely, as to matters governed by the laws of the State of Maryland, upon the opinion of Miles & Stockbridge.

     4.4  OFFICER'S CERTIFICATE.

          Each of the Company and the Operating Partnership shall have delivered to the Investor on the Closing Date a certificate or certificates signed by an authorized officer of such entity to the effect that the facts required to exist by SECTIONS 4.1, 4.2, 4.6 and 4.8 continue to exist on the Closing Date.

     4.5  PROCEEDINGS.

          All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Investor; and the Investor shall have received copies of all documents which the Investor may reasonably request in connection with said transactions and copies of the records of all proceedings of the Company in connection therewith in form and substance satisfactory to the Investor.

     4.6  No Injunction

          There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated hereby.

     4.7  Payment of Cash

          The Company shall, prior to or concurrently with the Closing, pay to the Investor the $400,000 provided for in SECTION 1.2 of this Agreement.

     4.8  UPDATING RESALE SHELF

          The Company shall, prior to the Closing, deliver to the Investor drafts of any amendments to the Registration Statement on Form S-3 (the "Resale Shelf") (File No. 333-64973) or Exchange Act filings which would be incorporated by reference therein.

V. CONDITIONS OF THE COMPANY'S AND THE OPERATING PARTNERSHIP'S OBLIGATIONS AT THE CLOSING.

          The obligations of the Company and the Operating Partnership under
Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     5.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Investor contained in
Article III shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2  PERFORMANCE.

          The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

     5.3  NO INJUNCTION.

          There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Investor to consummate the transactions contemplated hereby.

     5.4  OFFICER'S CERTIFICATE.

          The Investor shall have delivered to the Company and the Operating Partnership on the Closing Date a certificate or certificates signed by an authorized officer of the Investor to the effect that the circumstances described in the Certificate and the facts required to exist by SECTIONS 5.1,
5.2 and 5.3 continue to exist on the Closing Date.

     5.5  LEGAL OPINION OF THE INVESTOR'S COUNSEL.

     The Company shall have received as of the Closing Date, an opinion of Mayer, Brown & Platt, counsel for the Investor, substantially in the form attached as EXHIBIT C.

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VI.  COVENANTS.

     6.1  WAIVER OF COMPLIANCE WITH CERTAIN COVENANTS CONTAINED IN THE ARTICLES.

          The Investor hereby waives past and future compliance by the Company with Section 3.3.5(a)(i) of the Articles. This waiver shall be irrevocable. This waiver shall not constitute a waiver of compliance with any other provisions of the Articles or the Purchase Agreement. The Investor agrees that prior to transferring any Series A Preferred Shares, it will obtain from the prospective transferee on behalf of the Company a waiver of past and future compliance with Section 3.3.5(a)(i) of the Articles that is identical in substance to the waiver set forth herein and an agreement to be bound by all of the terms and conditions of this Agreement. Without limiting the generality of the foregoing, (a) with respect to Section 3.3.5(a)(i) of the Articles and only Section 3.3.5(a)(i), the Investor consents, and any subsequent transferee of Series A Preferred Shares will be deemed to have consented, to the issuance of any preferred securities and the incurrence of any indebtedness by the Company, the Operating Partnership or any other subsidiaries on any date after the date hereof, notwithstanding the fact that, immediately following such issuance and after giving effect to such issuance and the application of the net proceeds therefrom, such entity could not be reasonably expected to satisfy the ratio set forth in Section 3.3.5(a)(i) for the fiscal quarter immediately preceding such issuance; PROVIDED, however, that this consent shall not in any way be construed to be a consent by the Investor or any subsequent transferee of Series A Preferred Shares to the issuance of any preferred securities or the incurrence of any indebtedness which would not be in compliance with Section 3.3.5(a)(ii) of the Articles or any other provisions or covenants contained in the Articles or this Agreement other than Section 3.3.5(a)(i); and (b) the Investor hereby waives, and any subsequent transferee of Series A Preferred Shares will be deemed to have waived, any right that it may hereafter have under Section 3.3.5(b) of the Articles to require that the Company repurchase any or all of its Series A Preferred Shares to the extent such repurchase right shall arise from the failure of the Company to satisfy the ratio set forth in Section 3.3.5(a)(i) for any quarter; PROVIDED, however, that this waiver shall not in any way be construed to be a waiver by the Investor or any subsequent transferee of Series A Preferred Shares of any rights that it may have under
Section 3.3.5(b) of the Articles relating to the covenant contained Section 3.3.5(a)(ii) or any other provisions or covenants contained in the Articles or this Agreement other than the failure to satisfy the ratio set forth in
Section 3.3.5(a)(i).

     6.2  NO PUBLIC DISCLOSURE.

          None of the Company, the Operating Partnership or any affiliate of either will file any press release or Form 8-K concerning the transactions contemplated by this Agreement other than in the form contained in the press release attached as EXHIBIT D and the Form 8-K to be filed by the Company, which will be identical to the press release, except that this Agreement will be included as an exhibit thereto. In addition, the Company and the Operating Partnership agree that neither they nor any affiliate of either of them will make any written disclosure to the public or to the investment community which is materially inconsistent with the disclosure contained in the press release. The Company acknowledges and agrees that if it violates any of the provisions of this Section 6.2, it will be liable to the Investor in the amount of $100,000 for each violation, at the

Investor's option, in addition to any other rights or remedies available to the Investor, which amount shall be due and payable on the date such disclosure is made in violation of this Section 6.2. The Investor's rights under this Section 6.2 are personal to the Investor and shall not be assignable to any other party whether voluntarily, by operation of law or otherwise.

     6.3  Fixed Charge Coverage Certificate.

          For so long as the Investor holds any Series A Preferred Shares, within fifteen (15) days after the end of each quarter, the Company shall deliver to the Investor a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any Vice President of the Company setting forth the ratio of the Company's Consolidated EBITDA to its Consolidated Fixed Charges (both as defined in the Articles), certifying whether that ratio is at least 1.4 to 1.0 for that quarter and setting forth calculations in such detail as is necessary to demonstrate the accuracy of such certificate.

     6.4  TAX TREATMENT.

     The Investor, the Company and the Operating Partnership agree to treat the transaction described in this Agreement as a recapitalization under
Section 368(a)(1)(E) of the Code and agree to report the transaction consistently for federal income tax purposes. Accordingly, the Company agrees and acknowledges that it shall not be entitled to any deduction for federal income tax purposes of the cash payment hereunder.

     6.5  RESALE SHELF FILINGS

          The Company agrees to use its best efforts to file any amendments to the Resale Shelf or make any Exchange Act filings which would be incorporated by reference therein, which in the opinion of counsel to the Company, are required to (i) update the description of the Series A Preferred Shares contained or incorporated by reference in the Resale Shelf and (ii) update any disclosure contained in the Resale Shelf so that upon filing of such amendments or Exchange Act filings, the prospectus contained in the Resale Shelf shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to Section 6.2, the Company will file such amendment or Exchange Act filing as soon as practicable, but in no event later than five business days after the Closing Date.

VII. MISCELLANEOUS

     7.1  SURVIVAL OF WARRANTIES.

          The warranties and representations of the Company, the Operating Partnership and the Investor contained in or made pursuant to Articles II or III of this Agreement shall survive the Closing through and until one year following the Closing. The covenants contained in or made pursuant to
Article VI of this Agreement shall survive the Closing indefinitely, except for any provisions which expire by their terms. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

     7.2  SUCCESSORS AND ASSIGNS.

          Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Any person to whom the Investor transfers any Series A Preferred Shares shall be deemed, for purposes of this Agreement, to be an assignee of the Investor. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each holder of the Series A Preferred Shares (including, without limitation, the Redemption Rights and the waiver obligation contained in
Section 6.1), including, without the need for an express assignment and assumption or any consent by the Company thereto, subsequent holders of Series A Preferred Shares. The Company and the Operating Partnership acknowledge and agree that all rights and obligations of this Agreement, including, without limitation, the Redemption Rights and the waiver obligation contained in Section 6.1, shall be automatically transferred to, and assumed by, as the case may be, any subsequent holder of the Series A Preferred Shares.

     7.3  INTERPRETATION.

          The parties hereto acknowledge that this Agreement is the product of arm's-length negotiations between the parties, each of whom was represented by counsel, and agree that in any dispute concerning the interpretation of any provision of this Agreement, there will be no presumption that any provision is to be construed against or in favor of any particular party.

     7.4  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of law provisions thereof.

     7.5  VENUE; SUBMISSION TO JURISDICTION.

          The parties hereto agree that any litigation relating to this Agreement may be brought in any court sitting in Chicago, Illinois. Each party hereby consents to personal jurisdiction in any such action or proceeding brought in any court, consents to service of process by mail made upon such party and such party's agent (or in any other manner permitted by the rules of the court in which the action or proceeding is brought) and waives any objection to venue in any such court or to any claim that any such court is an inconvenient forum.

     7.6  COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This document may be executed by facsimile signature.

     7.7  TITLES AND SUBTITLES.

          The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.8  NOTICES.

          Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Investor, to:

     Security Capital Preferred Growth Incorporated
     11 South LaSalle Street
     Chicago, Illinois 60603
     Attention:     Daniel F. Miranda
                    Joshua D. Goldman
     Facsimile (312) 345-5888

with a copy to:

     Philip J. Niehoff
     Mayer, Brown & Platt
     190 South LaSalle
     Chicago, IL  60603
     Facsimile:  (312) 701-7711

If to the Company or the Operating Partnership, to:

     Prime Group Realty Trust
     77 West Wacker Drive, Suite 3900
     Chicago, Illinois 60601

     Attn:     Richard S. Curto
               James F. Hoffman
               Louis G. Conforti
     Facsimile:  (312) 917-1684
                 (312) 917-0460
                 (312) 917-1310

with a copy to:

     Wayne D. Boberg
     Brian T. Black
     Winston & Strawn
     35 West Wacker Drive
     Chicago, Illinois 60601
     Facsimile:  (312) 558-5700

     7.9  EXPENSES.

          Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     7.10 EFFECT ON ARTICLES AND PURCHASE AGREEMENT.

          Except as expressly set forth in this Agreement, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Investor of any rights or remedies under the Articles, with respect to the Series A Preferred Shares, or the Purchase Agreement, all of which the Investor hereby expressly reserves. Except as expressly set forth in this Agreement, nothing contained herein shall require the Investor to hereafter waive compliance with or any defaults under, or to further amend any provisions of the Articles, with respect to the Series A Preferred Shares, or the Purchase Agreement, whether or not similar to the waiver effected by this Agreement.

     7.11 AMENDMENTS AND WAIVERS.

          Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Operating Partnership and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     7.12 SEVERABILITY.

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.13 WAIVER OF JURY TRIAL.

          TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS HEREIN PROVIDED FOR.

     7.14 TIME OF THE ESSENCE.

          Time is of the essence as to all dates set forth in this Agreement subject to any applicable grace or cure period expressly provided in this Agreement.

     7.15 ENTIRE AGREEMENT.

          This Agreement and the Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The Purchase Agreement, as amended hereby, shall remain in full force and effect and each of the parties hereby ratifies and confirms the covenants and agreements contained in and under the Purchase Agreement, as amended hereby. Any and all notices, requests, orders, certificates, documents and other instruments executed and delivered concurrently with or after the execution and delivery of this Agreement may refer to the "Series A Preferred Securities Purchase Agreement" or may identify such Purchase Agreement in any other respect without making specific reference to this Agreement, but nevertheless all such references shall be deemed to include this Agreement unless the context shall otherwise require.

                                *    *    *    *    *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              SECURITY CAPITAL PREFERRED
                              GROWTH INCORPORATED


                              By: /s/ Daniel F. Miranda
                                 -----------------------------------

                              Name:   Daniel F. Miranda
                                 -----------------------------------

                              Its:    Presidnent
                                 -----------------------------------


                              PRIME GROUP REALTY, L.P.

                              By:  Prime Group Realty Trust, its managing
                                   general partner

                              By: /s/ Richard S. Curto
                                 ------------------------------------------

                              Name:   Richard S. Curto
                                 -------------------------------------------

                              Its:    President and Chief Executive Officer
                                 -------------------------------------------



                              PRIME GROUP REALTY TRUST

                              By: /s/ Richard S. Curto
                                 ------------------------------------------

                              Name:   Richard S. Curto
                                 -------------------------------------------

                              Its:    President and Chief Executive Officer
                                 -------------------------------------------